EXHIBIT 8
SQUIRE, SANDERS & DEMPSEY L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114-1304
Office: +1.216.479.8500
Fax: +1.216.479.8780
January 25, 2008
Cascal N.V.
Biwater House
Station Approach
Dorking
Surrey RH4 1TZ
United Kingdom
Ladies and Gentlemen:
     We are familiar with the proceedings taken and proposed to be taken by Cascal N.V.,1 a public limited liability company organized under the laws of The Netherlands (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Common Shares (the “Shares”). As your counsel, we have collaborated in the preparation of Amendment No. 2 to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission as of the date hereof to effect the registration pursuant to the Act of the Shares.
     Attorneys involved in the preparation of this opinion are admitted to practice law only in the State of Ohio and we express no opinion herein concerning any law other than the federal laws of the United States of America.
     In connection therewith, we prepared the discussion set forth under the caption “Taxation — Taxation in the United States” in the Prospectus forming a part of the Registration Statement. We hereby confirm that the discussion under the caption “Taxation — Taxation in the United States,” insofar as such discussion represents legal conclusions or statements of U.S. federal income tax law, unless otherwise noted and subject to the limitations and qualifications therein, constitutes our opinion as to the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Shares by a “U.S. holder” (as such term is defined in the Prospectus).

[1]	Formerly known as Cascal B.V.

Cascal N.V.
January 25, 2008

     To comply with U.S. Treasury Regulations, we advise you that any U.S. federal tax advice included in this communication (1) is not intended or written to be used, and cannot be used, to avoid any U.S. federal tax penalties, and (2) was written to support the promotion or marketing of the transaction or matter addressed by this communication. Any taxpayer should seek advice from an independent tax advisor based on the taxpayer’s particular circumstances.
     We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.
Respectfully submitted,
/s/  Squire, Sanders & Dempsey L.L.P.
Squire, Sanders & Dempsey L.L.P.